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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)            JUNE 15, 1998



                            PC SERVICE SOURCE, INC.
               (Exact Name of Registrant as Specified in Charter)



            DELAWARE                      0-23686                 52-1703687
(State or other jurisdiction of    (Commission File Number)    (I.R.S. employer
 incorporation or organization)                              identification no.)


2350 VALLEY VIEW LANE, DALLAS, TEXAS                                 75234
(Address of principal executive offices)                           (Zip Code)



                                 (972) 481-4000
              (Registrant's Telephone Number, Including Area Code)





         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         During May and June 1998, PC Service Source, Inc. (the "Company") requested several independent accounting firms, including its existing independent auditor, to submit a proposal for providing audit and tax services to the Company. KPMG Peat Marwick LLP, the Company's independent auditor at that time, advised the Company that it would not be participating in the request for proposal and resigned as the Company's independent auditor. At a meeting held on June 17, 1998, the Audit Committee of the Board of Directors of the Company approved the engagement of Ernst & Young LLP, as its independent auditor for the fiscal year ending December 31, 1998, to replace the firm of KPMG Peat Marwick LLP.

         The audit reports of KPMG Peat Marwick LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1997, and December 31, 1996, and the subsequent interim period through June 11, 1998, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG Peat Marwick LLP, would have caused KPMG Peat Marwick LLP to make reference to the subject matter in its reports. The Company has requested that KPMG Peat Marwick LLP furnish it a letter addressed to the Commission stating whether it agrees with the statements in this Item 4. A copy of that letter, dated June 18, 1998, is filed as Exhibit 99.1 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

   Listed below is the exhibit filed as a part of this report.

   99.1     -- Letter from KPMG Peat Marwick LLP.*



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   * Filed herewith.





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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, PC Service Source, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 1998                     PC SERVICE SOURCE, INC.



                                        By: /s/ Mark T. Hilz
                                           ----------------------------------
                                           Mark T. Hilz, President and
                                           Chief Executive Officer





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                                 EXHIBIT INDEX


          EXHIBIT
          NUMBER                      EXHIBIT
          ------                      -------
           99.1           -- Letter from KPMG Peat Marwick LLP.*


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   * Filed herewith.